Exhibit 10.14

PRE-DELIVERY PAYMENT AGREEEMENT

THIS PRE-DELIVERY PAYMENT AGREEMENT (this “PDP Agreement”) is dated effective as of October 5, 2022 (the “Effective Date”), by and between SAC LEASING V280, LLC, a Delaware limited liability company, as lender (“PDP Lender”), and VOLATO, INC., a Georgia corporation, as borrower (“PDP Borrower”).

RECITALS

WHEREAS, PDP Borrower has entered into the Purchase Agreements with Vendor for the purchase of each of the Aircraft (true and correct copies of each of the Purchase Agreements, together with all amendments thereto, are attached hereto as composite Exhibit A); and

WHEREAS, PDP Borrower has requested that PDP Lender make certain pre-delivery or progress payments to the Vendor on behalf of PDP Borrower pursuant to the Purchase Agreements, subject to and in accordance with the terms and conditions set forth in this PDP Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, and in order to induce the PDP Lender to make the Pre-Delivery Payments (as such term is defined below) on behalf of PDP Borrower, the PDP Borrower and the PDP Lender, intending to be legally bound, hereby agree as follows:

1.            Incorporation of Recitals; Defined Terms. Each of the above recitals are true and correct in all material respects and are hereby incorporated by reference herein. Capitalized terms used but not otherwise defined herein, including capitalized terms used in the above recitals, shall have the meanings ascribed to them on Annex A to this PDP Agreement.

2.            Pre-Delivery Payments.

(a)          PDP Borrower hereby requests PDP Lender to make pre-delivery or progress payments (each, a “Pre-Delivery Payment” and collectively, the “Pre-Delivery Payments”) on behalf of PDP Borrower to Vendor pursuant to the Purchase Agreements as follows:

(i)           PDP Borrower requests that PDP Lender make the following Pre- Delivery Payments to Vendor with respect to Purchase Agreement No. 1:

(A)        Three Million and No/100 Dollars ($3,000,000.00) on or before October 15, 2022, representing the “Fourth” payment due under Purchase Agreement No. 1 (the “Purchase Agreement No. 1 L/C Trigger Payment”); provided, however, that PDP Borrower will have the option, exercisable by written notice to PDP Lender no later than October 7, 2022, to make the Purchase Agreement No. 1 L/C Trigger Payment directly to Vendor in lieu of providing PDP Lender with Letter of Credit No. 1 (as such term is defined below), whereupon (ii) PDP Borrower will cause Vendor to provide written confirmation of receipt of the entire Purchase Agreement No. 1 L/C Trigger Payment from PDP Borrower, (ii) PDP Borrower will pay to PDP Lender the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Purchase Agreement No. 1 Reserve”), which Purchase Agreement No. 1 Reserve will be held by PDP Lender as further security for the Obligations and applied in accordance with Section 4(c) or Section 7 below, as applicable, and (ii) PDP Lender will be relieved of any responsibility to make the Purchase Agreement No. 1 L/C Trigger Payment to Vendor or otherwise;

(B)        Three Million and No/100 Dollars ($3,000,000.00) on or before January 15, 2023, representing the “Fifth” payment due under Purchase Agreement No. 1; and

(C)        Three Million and No/100 Dollars ($3,000,000.00) on or before April 15, 2023, representing the “Sixth” payment due under Purchase Agreement No. 1.

(ii)          PDP Borrower requests that PDP Lender make the following Pre- Delivery Payments to Vendor with respect to Purchase Agreement No. 2:

(A)        One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) on or before December 15, 2022, representing the “Third” payment due under Purchase Agreement No. 2 (the “Purchase Agreement No. 2 L/C Trigger Payment”); provided, however, that PDP Borrower will have the option, exercisable by written notice to PDP Lender no later than December 1, 2022, to make the Purchase Agreement No. 2 L/C Trigger Payment directly to Vendor in lieu of providing PDP Lender with Letter of Credit No. 2 (as such term is defined below), whereupon (ii) PDP Borrower will cause Vendor to provide written confirmation of receipt of the entire Purchase Agreement No. 2 L/C Trigger Payment from PDP Borrower, (ii) PDP Borrower will pay to PDP Lender the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Purchase Agreement No. 2 Reserve”), which Purchase Agreement No. 2 Reserve will be held by PDP Lender as further security for the Obligations and applied in accordance with Section 4(c) or Section 7 below, as applicable, and (ii) PDP Lender will be relieved of any responsibility to make the Purchase Agreement No. 2 L/C Trigger Payment to Vendor or otherwise;;

(B)        Three Million and No/100 Dollars ($3,000,000.00) on or before April 15, 2023, representing the “Fourth” payment due under Purchase Agreement No. 2;

(C)        Three Million and No/100 Dollars ($3,000,000.00) on or before July 15, 2023, representing the “Fifth” payment due under Purchase Agreement No. 2; and

(D)        Three Million and No/100 Dollars ($3,000,000.00) on or before October 15, 2023, representing the “Sixth” payment due under Purchase Agreement No. 2.

(iii)         PDP Borrower requests that PDP Lender make the following Pre- Delivery Payments to Vendor with respect to Purchase Agreement No. 3:

(A)        One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) on or before March 15, 2023, representing the “Third” payment due under Purchase Agreement No. 3 (the “Purchase Agreement No. 3 L/C Trigger Payment”); provided, however, that PDP Borrower will have the option, exercisable by written notice to PDP Lender no later than March 1, 2023, to make the Purchase Agreement No. 3 L/C Trigger Payment directly to Vendor in lieu of providing PDP Lender with Letter of Credit No. 3 (as such term is defined below), whereupon (ii) PDP Borrower will cause Vendor to provide written confirmation of receipt of the entire Purchase Agreement No. 3 L/C Trigger Payment from PDP Borrower, (ii) PDP Borrower will pay to PDP Lender the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Purchase Agreement No. 3 Reserve”), which Purchase Agreement No. 3 Reserve will be held by PDP Lender as further security for the Obligations and applied in accordance with Section 4(c) or Section 7 below, as applicable, and (ii) PDP Lender will be relieved of any responsibility to make the Purchase Agreement No. 3 L/C Trigger Payment to Vendor or otherwise;;

(B)        Three Million and No/100 Dollars ($3,000,000.00) on or before July 15, 2023, representing the “Fourth” payment due under Purchase Agreement No. 3;

(C)        Three Million and No/100 Dollars ($3,000,000.00) on or before October 15, 2023, representing the “Fifth” payment due under Purchase Agreement No. 3; and

(D)        Three Million and No/100 Dollars ($3,000,000.00) on or before January 15, 2024, representing the “Sixth” payment due under Purchase Agreement No. 3.

(iv)         PDP Borrower requests that PDP Lender make the following Pre- Delivery Payments to Vendor with respect to Purchase Agreement No. 4:

(A)        One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) on or before June 15, 2023, representing the “Third” payment due under Purchase Agreement No. 4 (the “Purchase Agreement No. 4 L/C Trigger Payment”); provided, however, that PDP Borrower will have the option, exercisable by written notice to PDP Lender no later than June 1, 2023, to make the Purchase Agreement No. 4 L/C Trigger Payment directly to Vendor in lieu of providing PDP Lender with Letter of Credit No. 4 (as such term is defined below), whereupon (ii) PDP Borrower will cause Vendor to provide written confirmation of receipt of the entire Purchase Agreement No. 4 L/C Trigger Payment from PDP Borrower, (ii) PDP Borrower will pay to PDP Lender the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Purchase Agreement No. 4 Reserve” and, collectively with the Purchase Agreement No. 1 Reserve, the Purchase Agreement No. 2 Reserve, and the Purchase Agreement No. 3 Reserve, the “Reserves”), which Purchase Agreement No. 4 Reserve will be held by PDP Lender as further security for the Obligations and applied in accordance with Section 4(c) or Section 7 below, as applicable, and (ii) PDP Lender will be relieved of any responsibility to make the Purchase Agreement No. 4 L/C Trigger Payment to Vendor or otherwise;;

(B)         Three Million and No/100 Dollars ($3,000,000.00) on or before October 15, 2023, representing the “Fourth” payment due under Purchase Agreement No. 4;

(C)         Three Million and No/100 Dollars ($3,000,000.00) on or before January 15, 2024, representing the “Fifth” payment due under Purchase Agreement No. 4; and

(D)         Three Million and No/100 Dollars ($3,000,000.00) on or before April 15, 2024, representing the “Sixth” payment due under Purchase Agreement No. 4.

(b)           The amount to be funded hereunder may be unilaterally reduced by PDP Lender in the event of any increase in the amount that Vendor may retain as liquidated damages upon PDP Borrower’s default under the Purchase Agreements as currently set forth in Section 3.3 of the Purchase Agreements or any similar right to payment or abatement available to Vendor (or any Affiliate of Vendor) with respect to any return or remittance of any deposit, pre-delivery payment, progress payment or other amounts paid or advanced by PDP Borrower (or any Affiliate of PDP Borrower) or PDP Lender in connection with any termination or rescission of any of the Purchase Agreements.

(c)           Each Pre-Delivery Payment shall be evidenced by and repayable to PDP Lender together with interest and any other amounts due and payable in accordance with the terms hereof and the terms and provisions of a Pre-Delivery Payment Promissory Note in the form attached hereto as Exhibit B (each a “PDP Note”) which references this PDP Agreement. Each Pre- Delivery Payment made hereunder shall constitute a “Loan.” So long as no Event of Default has occurred and is continuing, and subject to PDP Lender’s prior receipt and approval of all Required Documentation (as defined below), and satisfaction of all of the terms and conditions set forth herein, including, without limitation, the conditions precedent set forth in Section 3 below, PDP Lender agrees to make the Pre-Delivery Payments contemplated hereby.

3.            Conditions Precedent. The obligation of PDP Lender to make any Loan or Pre-Delivery Payment hereunder is subject to the satisfaction or waiver by PDP Lender of the following conditions precedent:

(a)          receipt by PDP Lender of the following irrevocable standby letters of credit from JP Morgan Chase Bank, N.A. in the form attached hereto as Exhibit D (collectively, the “Letters of Credit”):

(i)            as a condition precedent to PDP Lender’s making of the Purchase Agreement No. 1 L/C Trigger Payment, receipt by PDP Lender of a Letter of Credit in the amount of $250,000 (“Letter of Credit No. 1”);

(ii)           as a condition precedent to PDP Lender’s making of the Purchase Agreement No. 2 L/C Trigger Payment, receipt by PDP Lender of a Letter of Credit in the amount of $1,750,000 (“Letter of Credit No. 2”);

(iii)          as a condition precedent to PDP Lender’s making of the Purchase Agreement No. 3 L/C Trigger Payment, receipt by PDP Lender of a Letter of Credit in the amount of $1,750,000 (“Letter of Credit No. 3”); and

(iv)          as a condition precedent to PDP Lender’s making of the Purchase Agreement No. 2 L/C Trigger Payment, receipt by PDP Lender of a Letter of Credit in the amount of $1,750,000 (“Letter of Credit No. 4”).

(b)          receipt by PDP Lender of the following documentation (collectively with this PDP Agreement, the “Required Documentation”):

(i)            the applicable Letters of Credit;

(ii)           the applicable PDP Notes;

(iii)          true and correct copies of each of the Purchase Agreements;

(iv)          a collateral assignment of each of the Purchase Agreements (each a “Collateral Assignment of Sale Agreement” and collectively, the “Collateral Assignments of Sale Agreements”);

(v)           a request for advance in the form attached hereto as Exhibit C (each, a “Request for Advance”). Each Request for Advance shall include the actual amount of the Pre-Delivery Payment to be made, the date such Pre-Delivery Payment is to be made, and the wire transfer account instructions. Such Request for Advance must be provided to PDP Lender at least ten (10) days in advance of any such Pre-Delivery Payment;

(vi)          acknowledgments and agreements with Vendor confirming the assignment of a collateral security interest in the Purchase Agreements by PDP Borrower to PDP Lender;

(vii)         UCC-1 financing statement naming PDP Borrower, as debtor, and PDP Lender, as secured party, with respect to the assignment of the Purchase Agreements in favor of PDP Lender;

(viii)        delivery to PDP Lender of the original, chattel paper versions of each of the Purchase Agreements;

(ix)           a copy of the resolutions of the board of directors of PDP Borrower ratifying the execution, delivery and performance, respectively of the Required Documents to which it is a party, in each case certified by an officer or director of PDP Borrower;

(x)            copies of the certificate of incorporation of PDP Borrower, certified by the secretary of state of Borrower’s jurisdiction of incorporation no earlier than thirty (30) days prior to the date of this Agreement;

(xi)           a certificate of an officer or director of PDP Borrower certifying the names of the officers or directors of PDP Borrower authorized to sign the Required Documents to which it is a party, together with a sample of the true signature of each such officer or director (the PDP Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

(xii)          a copy of the PDP Borrower’s bylaws;

(xiii)         a legal opinion from counsel to PDP Borrower in form and substance reasonably acceptable to PDP Lender in all respects;

(xiv)        copies of invoices from Vendor for each Pre-Delivery Payment to be made by PDP Lender pursuant to Section 2 above;

(xv)         written confirmation from Vendor that Vendor has received the following payments from PDP Borrower (A) $3,000,000 pursuant to Purchase Agreement No. 1, (B) $1,500,000 pursuant to Purchase Agreement No. 2, (C) $1,500,000 pursuant to Purchase Agreement No. 3, and (D) $1,500,000 pursuant to Purchase Agreement No. 4 (collectively, the “PDP Borrower PDP’s”);

(xvi)        receipt by PDP Lender of the then applicable portion of the Closing Fee (as such term is defined below); and

(xvii)       such other documents and certificates as the PDP Lender may reasonably request.

The submission by PDP Borrower to PDP Lender of a Request for Advance with respect to any Pre-Delivery Payment to be made hereunder, and the acceptance by the PDP Borrower (or Vendor on behalf of PDP Borrower) of a Pre-Delivery Payment, shall constitute a representation and warranty by PDP Borrower as of the date of such funding that all conditions precedent contained in this Section 3 applicable to such Pre-Delivery Payment have been satisfied.

4.            Additional Payments; Failure to Delivery Letters of Credit; Application of Reserves.

(a)          Other than any PDP Borrower PDP’s previously made to Vendor by PDP Borrower and as otherwise expressly set forth herein, PDP Borrower shall make no periodic installments of the “Purchase Price” (as such term is defined in the Purchase Agreements) due and payable by PDP Borrower as set forth in the Purchase Agreements other than by the financing of such periodic installments through the making of Pre-Delivery Payments hereunder. Notwithstanding the foregoing, as a condition precedent to PDP Lender’s undertaking to make Pre-Delivery Payments hereunder, PDP Borrower agrees to pay any portion of a payment due under any of the Purchase Agreements that is not advanced by PDP Lender as a Pre-Delivery Payment hereunder.

(b)          The failure by PDP Borrower to either (i) deliver Letter of Credit No. 1 to PDP Lender in the form required hereunder by October 10, 2022, or (ii) make the payments required by Section 2(a)(i)(A) above will relieve PDP Lender of any obligation to make any Pre-Delivery Payments with respect to Purchase Agreement No. 1. The failure by PDP Borrower to either (i) deliver Letter of Credit No. 2 to PDP Lender in the form required hereunder by December 10, 2022, or (ii) make the payments required by Section 2(a)(ii)(A) above will relieve PDP Lender of any obligation to make any Pre-Delivery Payments with respect to Purchase Agreement No. 2. The failure by PDP Borrower to either (i) deliver Letter of Credit No. 3 to PDP Lender in the form required hereunder by March 10, 2023, or (ii) make the payment required by Section 2(a)(iii)(A) above will relieve PDP Lender of any obligation to make any Pre-Delivery Payments with respect to Purchase Agreement No. 3. The failure by PDP Borrower to either (i) deliver Letter of Credit No. 4 to PDP Lender in the form required hereunder by June 10, 2023, or (ii) make the payments required by Section 2(a)(iv)(A) above will relieve PDP Lender of any obligation to make any Pre-Delivery Payments with respect to Purchase Agreement No. 4.

(c)          So long as no Default or Event of Default has occurred and is continuing, on the Maturity Date (or such earlier date that PDP Borrower repays in full to PDP Lender any Pre- Delivery Payments made by PDP Lender pursuant to any particular Purchase Agreement), PDP Lender will apply any Reserves held in connection with a particular Purchase Agreement in reduction of any and all sums due and payable by PDP Borrower in respect of the Loans made in connection with such Purchase Agreement.

5.             Fees and Costs. As a condition precedent to the PDP Lender’s obligation to make any Pre-Delivery Payment hereunder, PDP Borrower agrees to pay to PDP Lender a closing fee in the aggregate amount of $607,500 (the “Closing Fee”). The Closing Fee will be payable as follows:

$303,750 will be paid by PDP Borrower to PDP Lender on the Effective Date and the balance of the Closing Fee will be due and payable in incremental payments prior to PDP Lender making any Pre-Delivery Payment in an amount equal to 0.75% of each such Pre-Delivery Payment. In addition, PDP Borrower shall promptly pay or reimburse PDP Lender for all its reasonable out of pocket costs and expenses incurred in connection with the preparation and execution of this PDP Agreement and the other Required Documents, and any amendment, supplement or modification to this PDP Agreement and/or the other Required Documents and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to PDP Lender and filing and recording fees and expenses; provided that PDP Lender agrees to apply the Proposal Fee set out in the Term Sheet between the Parties dated August 3, 2022 in reduction of any such out of pocket costs and expenses.

6.             Grant of Security. In order to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of all indebtedness, obligations or liabilities of PDP Borrower and any Affiliate, parent or subsidiary of PDP Borrower owing to PDP Lender or any Affiliate, parent or subsidiary of PDP Lender, in any amount, of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by whatever instrument, agreement or book account they may be evidenced, including but not limited to all such obligations under or in respect of this PDP Agreement, any PDP Note or any of the other Required Documents (collectively, the “Obligations”), PDP Borrower has assigned to PDP Lender, and PDP Borrower hereby also grants and conveys to PDP Lender a security interest in and lien on, all of PDP Borrower’s rights, title and interests of whatever kind or description in and to each of the Purchase Agreements, all of the Reserves, each of the Aircraft, and all present or future additions, attachments, or accessories thereto and replacements thereof, all engines and avionics, all tools, manuals, service records, software and similar information and materials related to any such Aircraft, all payments, amounts, refunds, rebates and all other amounts of any kind whatsoever relating to any or all of the Purchase Agreements and/or any or all of the Aircraft and the products, proceeds, rents and profits therefrom or thereof (collectively, the “Collateral”). PDP Borrower represents, warrants, covenants and agrees that (i) the assignment of, and security interest in and lien on, the Collateral granted herein shall have priority over any other security interests or lien of any kind whatsoever and PDP Borrower shall not assign, grant or otherwise convey any other security interests in or liens on any of the Collateral, and (ii) PDP Borrower shall, at its own cost and expense, promptly take such action as PDP Lender shall deem necessary or advisable to fully discharge all liens and security interests in the Collateral which result from claims against PDP Borrower not related to the transactions contemplated by this PDP Agreement. PDP Borrower hereby irrevocably appoints PDP Lender (and its agents and employees) its true and lawful attorney, with full power of substitution, to take such action as PDP Lender may deem necessary to protect and preserve its interest in or to the Collateral as set forth above, and waives its rights of notice, demand, dishonor, marshaling of Collateral, place and time of sale, advertising, statutory method of foreclosure and all bonds, securities and rights of redemption. Without limiting the generality of the foregoing, PDP Borrower hereby irrevocably and unconditionally authorizes PDP Lender (and its agents and employees) to fill in any blank spaces contained in any PDP Note and to file one or more UCC-1 financing statements with respect to the Collateral.

7.            Rights and Remedies on Default. Upon the occurrence of any Default by PDP Borrower of its obligations hereunder, under any PDP Note, or under any other Required Document, or upon the occurrence of an Event of Default; then (i) PDP Borrower shall be deemed to be in default hereunder and shall immediately upon demand pay to PDP Lender the amount of all Pre-Delivery Payments made pursuant hereto, plus all accrued and unpaid interest then outstanding hereunder and under any PDP Note and any other amounts owing or payable to PDP Lender; (ii) PDP Lender shall have no further obligation of any kind whatsoever to make any Pre-Delivery Payments; and (iii) PDP Lender shall have, in addition to any other rights and remedies available upon the occurrence of an Event of Default, all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York, including. In addition, PDP Lender (x) shall have all of the rights and remedies available to it pursuant to the Collateral Assignments of Sale Agreements and any other related agreements between Vendor and PDP Lender, (y) may exercise its rights under the Letters of Credit, and (z) may apply any Reserves in its possession in reduction of any of the Obligations in such order as PDP Lender may elect.

8.            Payment in U.S. Dollars. Each payment to be made by PDP Borrower hereunder or under any PDP Note in respect of any of the Obligations shall be made in United States Dollars. If PDP Lender receives any payment from or for the account of PDP Borrower in any currency other than United States Dollars (the “Other Currency”), that payment shall constitute satisfaction of the obligations of PDP Borrower hereunder or under the applicable PDP Note only to the extent of the amount denominated in United States Dollars that PDP Lender, in accordance with its normal banking procedures, could purchase with the amount of the Other Currency received by it on the first Business Day after the day of receipt.

9.            Interest. Interest with respect to PDP Borrower’s obligation to repay to PDP Lender the Pre-Delivery Payments (as and when contemplated herein) will accrue from the date each such Pre-Delivery Payment is made by PDP Lender until repayment in full of all amounts owing hereunder and under the PDP Notes.

10.          Representations and Warranties. Except as otherwise expressly provided, the following representations, warranties and covenants shall be deemed made as of the date hereof and as of the funding date of any Loan. In order to induce PDP Lender to enter into this PDP Agreement and to make the Loans herein provided for, PDP Borrower represents, warrants and covenants to PDP Lender that:

(a)           (i) PDP Borrower (A) is duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or operation of its assets requires such qualification; (B) has the necessary authority and power to own its assets and to transact the business in which it is engaged; and (C) has the form of business organization set forth in Annex B hereto and is and will remain duly organized, validly existing and in good standing under the laws of the state of its organization set forth in Annex B hereto and its state-issued organizational identification number (if any), chief executive office and principal place of business address are all as set forth on Annex B hereto; and (ii) its name as shown in the preamble of this PDP Agreement is its exact legal name as shown on its charter, by-laws, articles of organization or operating agreement, as applicable, each as amended as of the date hereof.

(b)           (i) PDP Borrower’s execution and delivery of, and performance of its obligations under and with respect to, each of the Required Documents, (A) have been duly authorized by all necessary action on the part of PDP Borrower consistent with its form of organization, (B) do not contravene or constitute a default under any Applicable Law, any of PDP Borrower’s organizational documents, or any agreement, indenture, or other instrument to which PDP Borrower is a party or by which it may be bound, (C) do not require the approval of or notice to (1) any Governmental Authority, or (2) any other party (including any trustees or holders of indebtedness), and (D) will not result in the creation or imposition of any lien on any of the assets of PDP Borrower other than the PDP Lender’s Lien created hereby and by the other Loan Documents with respect to the Collateral; (ii) each of the Required Documents has been duly executed and delivered by an authorized representative of PDP Borrower, and constitutes the legal, valid and binding obligation of the PDP Borrower, enforceable against PDP Borrower in accordance with the respective terms of such Loan Documents; and (iii) without limiting the foregoing, upon PDP Lender’s advancing of any Loan on any funding date, (A) PDP Borrower will have satisfied or complied with all conditions precedent and requirements as set forth in this PDP Agreement and the other Required Documents required to have been satisfied or complied with concurrently with or prior to such Loan advance and (B) no Default or Event of Default shall be then existing.

(c)           There are no proceedings pending or, so far as the officers, managers, or members of PDP Borrower know, threatened against or affecting PDP Borrower or any of its property before any Governmental Authority that could impair PDP Borrower’s title to any of the Collateral, or that, if decided adversely, could materially affect the financial condition or operations of PDP Borrower or its ability to perform its obligations under any of the Loan Documents.

(d)           All financial statements of PDP Borrower, copies of which have been heretofore delivered to PDP Lender, are complete and correct, have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of PDP Borrower as at the date thereof and the results of its operations for the period ended on said date and there has been no material adverse change in the financial condition, business or operations of PDP Borrower since the date thereof; and (ii) PDP Borrower has filed all federal, state and local income tax returns that are required to be filed and has paid all taxes as shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due, and PDP Borrower does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith.

11.          Changes in Law. If any Change in Law (as such term is defined below) after the date hereof shall (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, PDP Lender; (b) subject PDP Lender to any tax of any kind whatsoever with respect to this PDP Agreement or change the basis of taxation of payments to PDP Lender in respect thereof; or (c) impose on the PDP Lender any other condition, cost or expense affecting this PDP Agreement or the advances made hereunder; and the result of any of the foregoing shall be to increase the cost to PDP Lender of making or maintaining any Loan made hereunder (or of maintaining its obligation to make any such Loan), or to increase the cost to PDP Lender or to reduce the amount of any sum received or receivable by PDP Lender (whether of principal, interest or any other amount) then, upon request of PDP Lender, PDP Borrower will pay to PDP Lender such additional amount or amounts as will compensate such PDP Lender for such additional costs incurred or reduction suffered. As used herein, the term “Change in Law” shall mean the occurrence, after the date of this PDP Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

12.          Prepayments and Late Payments.

(a)           In the event that PDP Borrower prepays any PDP Note in whole or in part prior to its scheduled Maturity Date (as defined in such PDP Note), then such prepayment shall be accompanied by a prepayment penalty equal to two percent (2%) of the amount of such prepayment (the “Prepayment Premium”).

(b)           In addition to the default interest payable pursuant to the terms of any PDP Note, a late charge equal to Seven Thousand Five Hundred and No/100 Dollars ($7,500.00) shall be imposed on any payment hereunder or under any PDP Note not received by the PDP Lender on or before the date such payment is due. The late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The late charge shall be immediately due and payable and shall be paid by the PDP Borrower to the PDP Lender without notice or demand. This provision for a late charge is not and shall not be deemed a grace period, and PDP Lender has no obligation to accept a late payment. Further, the acceptance of a late payment without an accompanying late charge shall not be deemed a waiver of PDP Lender’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

13.          Foreign Taxes; Gross-Up. Any payments and amounts due to PDP Lender under or in connection with this PDP Agreement or any PDP Note shall be paid to PDP Lender free and clear of any and all Foreign Taxes (as hereinafter defined). If any Foreign Taxes must be deducted or withheld from any amounts payable to PDP Lender, the amount payable shall be increased to yield to PDP Lender (after payment of all Foreign Taxes) the full dollar amount projected for payment. Whenever PDP Borrower pays any Foreign Tax on behalf of PDP Lender, PDP Borrower will promptly send to PDP Lender such documentary evidence of payment as PDP Lender may reasonably require. If PDP Lender is allowed a credit against income taxes in any jurisdiction other than the United States in respect of such Foreign Tax, PDP Lender will make annual refunds to PDP Borrower of the amount of such credits which are actually applied against income taxes for the applicable year. PDP Lender will make the final determination of whether and to what extent such credit is allowed. For the purposes of this paragraph, “Foreign Taxes” means any and all taxes, levies, imposts, duties, fees, charges, deductions, withholdings or restrictions by any taxing authority outside of the United States.

14.          Compliance with Laws.

(a)           PDP Borrower is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person or entity that owns a controlling interest in or otherwise controls PDP Borrower is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

(b)           PDP Borrower is not a person entity with whom a United States person is prohibited from transacting business of the type contemplated by this PDP Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. Neither PDP Borrower nor any person or entity that owns a direct or indirect interest in PDP Borrower is a person or entity with whom a United States person is prohibited from transacting business of the type contemplated by this PDP Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(c)           PDP Borrower represents and warrants it is in compliance with any and all applicable provisions of the USA PATRIOT Act of 2001, Pub. L. No. 107-56.

(d)          PDP Borrower warrants and represents that no portion of any funds used or to be used to acquire any of the Aircraft is derived from Anti-Money Laundering Laws, meaning those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a financial institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the BSA, the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(e)           PDP Borrower will cooperate with PDP Lender and provide such documentation or other evidence as is necessary for PDP Lender to demonstrate compliance with each of the statutes referred to herein and any regulations promulgated thereunder.

15.          Indemnity.

(a)           PDP Borrower assumes liability for, and hereby agrees to indemnify, protect, save, defend and keep harmless PDP Lender and its agents, employees, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns (collectively “Lender”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging product liability or strict or absolute liability in tort), actions, suits, demands, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Claims”) which may be imposed on, incurred by or asserted against Lender, whether or not Lender shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of this PDP Agreement or any documents contemplated hereby, including, without limitation, the execution by PDP Lender of the Collateral Assignments of Sale Agreements, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the assertion or enforcement of any manufacturer’s, vendor’s or dealer’s warranties on the Aircraft or any part thereof, the manufacture, inspection, construction, purchase, acceptance, rejection, ownership, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Claim for patent, trademark or copyright infringement).

(b)           Notwithstanding the foregoing, PDP Borrower shall not be required to indemnify Lender for any Claim caused solely and directly by the gross negligence or willful misconduct of the Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c)           WITHOUT LIMITING THE GENERALITY OF THE TERMS OF THIS PDP AGREEMENT, PDP BORROWER AGREES THAT LENDER SHALL NOT BE LIABLE TO PDP BORROWER FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF THE AIRCRAFT OR ANY PART THEREOF FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN OR THE USE OF MAINTENANCE THEREOF OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY OF THE SAME OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF OR ANY LOSS OF BUSINESS, OR PROFITS ALL OF WHICH SHALL BE THE SOLE RISK AND RESPONSIBILITY OF PDP BORROWER.

(d)           The liability of PDP Borrower to make indemnification payments pursuant hereto shall, notwithstanding any expiration or other termination (whether voluntary, as the result of any default by PDP Borrower of its obligations or duties to PDP Lender, or otherwise) of this PDP Agreement, continue to exist until such indemnity payments are irrevocably and indefeasibly made by PDP Borrower in full and received by Lender. If any Claim is made against PDP Borrower or Lender, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve PDP Borrower of any obligation hereunder.

16.          Miscellaneous.

(a)           PDP Borrower and all other parties who may be liable (whether as endorsers, guarantor, sureties or otherwise) for payment of any sum or sums due or to become due under the terms of this PDP Agreement waive diligence, presentment, demand, protest, notice of dishonor and notice of any other kind whatsoever and agree to pay all costs incurred by PDP Lender in enforcing its rights under this PDP Agreement, including without limitation attorneys’ fees (including attorneys’ fees incurred in any appellate proceedings), and they do hereby consent to any number of renewals or extensions at any time in the payment of this PDP Agreement. No extension of time for payment of this PDP Agreement made by any agreement with any person now or hereafter liable for payment of this PDP Agreement shall operate to release, discharge, modify, change or affect the original liability of PDP Borrower under this PDP Agreement, either in whole or in part. No delay or failure by PDP Lender hereof in exercising any right, power, privilege or remedy shall be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity. PDP Lender may proceed against all or any of the Collateral securing this PDP Agreement, or may proceed contemporaneously or in the first instance against PDP Borrower, in such order and at such times following default hereunder as PDP Lender may determine in its sole discretion. All of PDP Borrower’s obligations under this PDP Agreement and under the PDP Note are absolute and unconditional, and shall not be subject to any offset or deduction whatsoever. PDP Borrower waives any right to assert, by way of counterclaim or affirmative defense in any action to enforce PDP Borrower’s obligations hereunder, any claim whatsoever against PDP Lender. This PDP Agreement shall be binding upon PDP Borrower and its respective heirs, executors, administrators, representatives, successors, transferees and assigns and the benefits hereof shall extend to and include PDP Lender and its successors, representatives, transferees and assigns; provided, however, that PDP Borrower shall not (by agreement, operation of law, or otherwise) assign any of its rights, or delegate any of its obligations, under or in connection with this PDP Agreement without the prior written consent of PDP Lender, and any such assignment or delegation made without such prior written consent of PDP Lender shall be null and void.

(b)           ANY WAIVER OF ANY OF PDP LENDER’S RIGHTS OR REMEDIES SHALL BE EFFECTIVE ONLY IF SUCH WAIVER IS IN WRITING SIGNED BY PDP LENDER AND ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH IT IS GIVEN. NO FAILURE TO EXERCISE, OR DELAY IN EXERCISING, ANY RIGHT HEREUNDER SHALL OPERATE AS A WAIVER THEREOF; NOR SHALL ANY FAILURE TO EXERCISE, OR PARTIAL EXERCISE OR, ANY RIGHT HEREUNDER PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT.

(c)           THIS PDP AGREEMENT AND THE LEGAL RELATIONS OF THE PDP BORROWER AND PDP LENDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW (OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). PDP BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS OR THE RIGHT TO CLAIM THAT ANY SUCH SUIT, ACTION OR OTHER PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PDP AGREEMENT.

(d)           PDP Borrower agrees that final judgment against PDP Borrower in any action or proceeding in connection with this PDP Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such party’s indebtedness. To the extent that PDP Borrower may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this PDP Agreement (including any interlocutory proceedings or the execution of any judgment or award arising therefrom) be entitled to claim or otherwise be accorded for itself or its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to such party, or its property, assets or revenues such immunity (whether or not claimed), such party hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the Law of such jurisdiction.

(e)           All notices to be given hereunder or under the other Required Documents shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by messenger or email transmission. Notices shall be sent to the address for the PDP Lender and the PDP Borrower as set forth on the signature page of this PDP Agreement until another address is specified to all parties in a notice delivered in accordance with this section. Notice will be deemed received, if to the PDP Lender, upon actual receipt, and if to the PDP Borrower, on the fourth (4th) Business Day after depositing such notice in the United States Post Office in the case of certified or registered mail, or upon reliable confirmation of delivery if sent by any other means. If the PDP Borrower refuses any such delivery, a notice so refused shall nonetheless be deemed delivered.

(f)            This PDP Agreement and the other Loan Documents constitute the entire understanding and agreement of the parties hereto with respect to the matters contained herein and therein, and shall completely and fully supersede all other prior agreements (including any proposal letter, commitment letter, and/or term sheet), both written and oral, between PDP Lender and PDP Borrower relating to the Obligations. Neither this PDP Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

(g)           This PDP Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. PDP Borrower may effectively deliver an executed counterpart of a signature page of any Required Document by facsimile or in electronic (“pdf” or “tif”) format, however PDP Borrower shall also deliver to PDP Lender manually-executed originals of each Required Document, but the failure of PDP Borrower to do so shall not affect the validity, enforceability or binding effect of any Required Document as against PDP Borrower. If PDP Borrower electronically signs this PDP Agreement, it is PDP Borrower’s intent to sign this PDP Agreement and submit it to PDP Lender electronically, thereby evidencing PDP Borrower’s intent to be bound by, and comply with all terms and conditions of this PDP Agreement. If PDP Borrower electronically signs this PDP Agreement, PDP Borrower’s decision to sign this PDP Agreement electronically is voluntary. PDP Borrower agrees that the words “execution,” “sign,” “signature,” and words of similar import in this PDP Agreement shall be deemed to include electronic signatures and the storage of this PDP Agreement in electronic form. An electronically signed and stored version of this PDP Agreement shall have the same effect, validity and enforceability as a manually executed signature and paper version of this PDP Agreement, as provided for under Applicable Law, including without limitation the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law § 301-309), and any successor legislation or other applicable state e-signature law. PDP Borrower acknowledges and agrees to the exclusive application of United States of America Federal Law and New York State Law with respect to the use of electronic signatures and electronic records, to use electronic signatures for the purpose of executing the Required Documents, and that electronic signatures operate as an original signature for all such purposes.

(h)           Any provision of this PDP Agreement that may be determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective in such jurisdiction to the extent thereof without invalidating the remaining provisions of this PDP Agreement, which shall remain in full force and effect.

(i)            Subject to any consents or agreements required by Vendor, PDP Lender may at any time, upon notice to PDP Borrower, freely grant a security interest in, sell, assign, participate or otherwise transfer (an “Assignment”) all or any part of its interest in this PDP Agreement and the other Required Documents (including all associated rights associated with or secured thereby and the related international interests) or any amount due or to become due hereunder or thereunder, and PDP Borrower shall perform all of its obligations under the Required Documents, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an “Assignee”). PDP Borrower hereby waives any right to assert, and agrees not to assert, against any Assignee any abatement, reduction, defense, setoff, recoupment, claim or counterclaim that PDP Borrower may have against PDP Lender. Upon the assumption by such Assignee of PDP Lender’s obligations hereunder, PDP Lender shall be relieved of any such assumed obligations. PDP Borrower hereby consents to any such assignment, grant, sale or transfer. If so directed in writing, PDP Borrower shall pay all amounts due or to become due under the Required Documents, including any of the same constituting associated rights or proceeds directly to the Assignee or any other party designated in writing by PDP Lender or such Assignee. PDP Borrower acknowledges and agrees that PDP Lender’s right to enter into an Assignment is essential to PDP Lender and, accordingly, waives any restrictions under Applicable Law with respect to an Assignment and any related remedies. Upon the request of PDP Lender or any Assignee, PDP Borrower also agrees to comply with any and all other reasonable requirements of any such Assignee in connection with any such Assignment. PDP Lender shall reimburse the PDP Borrower for any reasonable and documented expenses incurred by PDP Borrower with respect to any such Assignment.

{The remainder of this page is intentionally left blank. Signature page follows}

IN WITNESS WHEREOF, the parties hereto have each caused this Pre-Delivery Payment Agreement to be duly executed by their respective officers, thereunto duly authorized effective as of the date first written above.

PDP LENDER:		PDP BORROWER:

SAC LEASING V280, LLC, a Delaware limited liability company		VOLATO, INC., a Georgia corporation

By:	Shearwater Aero Capital, LLC, its Manager

	By: /s/Christopher Miller	By:	/s/Matthew Liotta
	Name: Christopher Miller	Name: Matthew Liotta
	Title: Manager	Title: Chief Executive Officer

Address:		Address:

SAC Leasing V280, LLC C/O Shearwater Aero Capital LLP 8100 Roswell Road, Suite 101 Atlanta, Georgia 30350 Attention: Christopher Miller Email: cmiller@shearwaterglobal.com	Volato, Inc.
1954 Airport Road, Suite 124
Chamblee, Georgia 30341
Attention: Matt Liotta
Email: matt.liotta@flyvolato.com

With a copy to:

Volato, Inc.
1954 Airport Road, Suite 124
Chamblee, Georgia 30341
Attention: Jennifer Liotta
Email: legal@flyvolato.com

ANNEX A

DEFINITIONS

The following terms shall have the following meanings for all purposes of this PDP Agreement:

a.            Rules of Interpretation. (1) The following terms shall be construed as follows: (a) ”herein,” “hereof,” “hereunder,” etc.: means in, of, under, etc. the PDP Agreement as a whole (and not merely in, of, under, etc. the section or provision where the reference occurs); (b) ”including”: means including without limitation unless such term is followed by the words “and limited to,” or similar words; and (c) ”or”: means at least one, but not necessarily only one, of the alternatives enumerated. (2) Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. (3) Except as otherwise indicated, all the agreements and instruments defined herein or in the PDP Agreement shall mean such agreements and instruments as the same may from time to time be supplemented or amended, or as the terms thereof may be expressly waived or modified to the extent permitted by, and in accordance with, the terms thereof. (4) The terms defined herein and in the PDP Agreement shall, for purposes of the PDP Agreement and the addenda, annexes, schedules, and exhibits thereto, have the meanings assigned to them and shall include the plural as well as the singular as the context requires.

Affiliate shall mean, with respect to PDP Lender or PDP Borrower or any third party, as applicable, any affiliated Person controlling, controlled by or under common control with such party, and for this purpose, ‘control’ means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such Person, whether through the legal or Beneficial Ownership of voting securities, by contract or otherwise.

Aircraft shall mean, collectively, Aircraft No. 1, Aircraft No. 2, Aircraft No. 3 and Aircraft No. 4.

Aircraft No. 1 shall mean the Aircraft referred to in, and to be purchased pursuant to, Purchase Agreement No. 1.

Aircraft No. 2 shall mean the Aircraft referred to in, and to be purchased pursuant to, Purchase Agreement No. 2.

Aircraft No. 3 shall mean the Aircraft referred to in, and to be purchased pursuant to, Purchase Agreement No. 3.

Aircraft No. 4 shall mean the Aircraft referred to in, and to be purchased pursuant to, Purchase Agreement No. 4.

Applicable Law shall mean all applicable laws, statutes, treaties, conventions, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority as amended and revised, and any judicial or administrative interpretation of any of the same, including the applicable Uniform Commercial Code as then in effect in the applicable jurisdiction.

Beneficial Owner shall mean, with respect to any Voting Stock, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such Voting Stock, and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such Voting Stock.

A Person shall be deemed the “Beneficial Owner” of Voting Stock to the extent that such Person has the right to acquire such Voting Stock, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

Borrower Party shall mean Borrower and any other Person guaranteeing, securing, or otherwise agreeing to pay, perform or be responsible for any of the Obligations, together with each of their respective successors, permitted assigns, heirs and/or estates.

Business Day shall mean any day other than a Saturday, Sunday or other day on which banks located in New York, New York are closed or are authorized to close.

Capital Stock shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

Change of Control shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of any Borrower Party to any Person, (ii) the adoption of a plan relating to the liquidation or dissolution of any Borrower Party, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the Beneficial Owner, directly or indirectly, of more than thirty-five (35%) percent of the Voting Stock of any Borrower Party (measured by voting power rather than number of shares), or (iv) the first day on which a majority of the members of the board of directors of any Borrower Party are not Continuing Directors.

Continuing Directors shall mean, as of any date of determination, any member of the board of directors (or its equivalent) of the Borrower who (i) was a member of such board if directors (or its equivalent) on the effective date of this PDP Agreement, or (ii) was nominated for election or elected to such board of directors (or its equivalent) with the approval of a majority of the Continuing Directors who were members of such board of directors (or its equivalent) at the time of such nomination or election.

Default shall mean an event or circumstance that, after the giving of notice or lapse of time, or both, would become an Event of Default.

Event of Default shall mean:

(a)           PDP Borrower shall fail to pay any Obligation when the same shall become due and payable (whether at the stated maturity, by acceleration, upon demand or otherwise); or

(b)           (i) any Borrower Party shall default in the payment or performance of any indebtedness, liability or obligation to PDP Lender or any Affiliate of PDP Lender under any note, security agreement, lease, title retention or conditional sales agreement or any other instrument or agreement and any applicable grace period with respect thereto has expired; or (ii) any Borrower Party shall be in default in any payment or other obligation in excess of US$250,000 to any Person other than PDP Lender or its Affiliates and any applicable grace period with respect thereto has expired; or

(c)           (i) any representation or warranty made by any Borrower Party in any of the Loan Documents or in any related agreement, document or certificate shall prove to have been incorrect, misleading, or inaccurate in any material respect when made or given (or, if a continuing representation or warranty, at any time); or (ii) any Borrower Party shall fail to (A) perform or observe any other agreement required to be performed or observed by it under this PDP Agreement or in any of the other Required Documents, and such failure shall continue uncured for thirty (30) days after the earlier of written notice thereof from PDP Lender to such Borrower Party or such Borrower Party’s actual knowledge thereof (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period) or (B) notify PDP Lender of any Default or Event of Default within ten (10) Business Days of its occurrence; or

(d)           (i) any Borrower Party shall (A) generally fail to pay its, or his or her debts as they became due, admit its, or his or her inability to pay its, or his or her debts or obligations generally as they fall due, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws or other insolvency laws, or an answer admitting the material allegations of such a petition filed against such Borrower Party in any such proceeding; or (B) by voluntary petition, answer or consent, seek relief under the provisions of any other bankruptcy or other insolvency or similar law providing for the reorganization or liquidation of corporations, or providing for an assignment for the benefit of creditors, or providing for an agreement, composition, extension or adjustment with its, or his or her creditors; or (ii) a petition against any Borrower Party in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or liquidation of business entities that may apply to any Borrower Party, any court of competent jurisdiction shall assume jurisdiction, custody or control of such Borrower Party or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days after the filing date; or

(e)           (i) there is a material adverse change in (A) the business, operations, prospects or financial condition of any Borrower Party or (B) in any Borrower Party’s ability to comply with the Required Documents since the date hereof; or (ii) the occurrence of any of the following events with respect to any Borrower Party: (A) it enters into any transaction of merger, consolidation or reorganization, other than a merger, consolidation or reorganization in which such Borrower Party is the surviving entity; (B) it ceases to do business as a going concern, liquidates, or dissolves, or sells, transfers or otherwise disposes of all or substantially all of its assets or properties (in one or more transactions); (C) it becomes the subject of, or engages in, a leveraged buy out; (D) it changes the form of organization of its business; (E) there is a substantial change in the ownership or control of PDP Borrower’s Capital Stock or other equity interests such that the holder(s) that own or control on hundred percent (100%) of such equity interests as of the effective date of the PDP Agreement no longer do so; or (F) a Change of Control occurs; or

(f)            (i) the conviction of or guilty plea by any Borrower Party with respect to any criminal act constituting a felony, (ii) any repudiation by any Borrower Party of its obligation for the payment or performance of the Obligations, or (iii) any allegation or judicial determination that any of the Required Documents is unenforceable in any material respect; or

(g)         intentionally omitted; or

(h)           the (i) failure by the PDP Borrower to make any of the PDP Borrower PDP’s in the manner and within the time frame required by any of the Purchase Agreements, or (ii) the declaration by Vendor of an “Event of Default” as such term is defined in Section 3.3 of any of the Purchase Agreements.

Governmental Authority shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, governmental or administrative body, authority, instrumentality, department, bureau, agency, authority, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Loan Documents shall mean the PDP Agreement, any PDP Note, the Collateral Assignments of Sales Agreement, any hypothecation or other collateral pledge or credit support, and any other documents, agreements, instruments, filings, certificates, opinions or assurances securing, evidencing or relating to the Obligations, or any reaffirmation of any of the foregoing whether entered into on or after the date of the PDP Agreement or any PDP Note. Obligations has the meaning set forth in Section 6 hereof.

Person shall mean any individual, partnership, corporation, limited liability company, trust, association, joint venture, joint stock company, or non-incorporated organization or Governmental Authority, or any other entity of any kind whatsoever.

Purchase Agreement No. 1 shall mean that certain Sales Agreement dated March 29, 2022 between PDP Borrower and Vendor for the purchase of a Gulfstream G280 aircraft described therein with a scheduled delivery date in the first (1st) quarter of 2024, as amended pursuant to that certain Amendment dated effective June 14, 2022 between PDP Borrower and Vendor, in each case together with all attachments, appendices, exhibits, purchase orders, amendments, related documents, warranties and agreements with Vendor related thereto.

Purchase Agreement No. 2 shall mean that certain Sales Agreement dated April 15, 2022 between PDP Borrower and Vendor for the purchase of a Gulfstream G280 aircraft described therein with a scheduled delivery date in the second (2nd) quarter of 2024, together with all attachments, appendices, exhibits, purchase orders, amendments, related documents, warranties and agreements with Vendor related thereto.

Purchase Agreement No. 3 shall mean that certain Sales Agreement dated April 15, 2022 between PDP Borrower and Vendor for the purchase of a Gulfstream G280 aircraft described therein with a scheduled delivery date in the third (3rd) quarter of 2024, together with all attachments, appendices, exhibits, purchase orders, amendments, related documents, warranties and agreements with Vendor related thereto.

Purchase Agreement No. 4 shall mean that certain Sales Agreement dated April 15, 2022 between PDP Borrower and Vendor for the purchase of a Gulfstream G280 aircraft described therein with a scheduled delivery date in the fourth (4th) quarter of 2024, together with all attachments, appendices, exhibits, purchase orders, amendments, related documents, warranties and agreements with Vendor related thereto.

Purchase Agreements shall mean, collectively, Purchase Agreement No. 1, Purchase Agreement No. 2, Purchase Agreement No. 3 and Purchase Agreement No. 4.

Vendor shall mean Gulfstream Aerospace, L.P., a Texas limited partnership.

Voting Stock shall mean the Capital Stock of any Person that is entitled to vote in the election of the board of directors (or its equivalent) of such Person.

ANNEX B

Jurisdiction of Formation of PDP Borrower:	Georgia

Form of business organization of PDP Borrower:	Corporation

Chief executive office and principal place of business address of PDP Borrower:	1954 Airport Road, Suite 124, Chamblee, GA 30341

EXHIBIT A TO PRE-DELIVERY PAYMENT AGREEMENT

[INSERT COPY OF PURCHASE AGREEMENTS]

EXHIBIT B TO PRE-DELIVERY PAYMENT AGREEMENT

FORM OF PRE-DELIVERY PAYMENT PROMISSORY NOTE

PRE-DELIVERY PAYMENT PROMISSORY NOTE

Date: _____________________

US$______________________

For value received, the undersigned (jointly and severally if more than one) (the “PDP Borrower”) promises to pay to the order of SAC LEASING V280, LLC, a Delaware limited liability company (“PDP Lender”), having its principal place of business at 8100 Roswell Road, Suite 100, Atlanta, Georgia 30350 (together with any other holder of this Pre-Delivery Payment Promissory Note, hereinafter referred to as the “Holder”), the principal sum of [                                                 ] and No/100 Dollars (US$                                ) or so much thereof as shall be advanced by Holder pursuant to the PDP Agreement identified below and shall be from time to time outstanding hereunder (the “Principal Amount”), together with interest thereon as provided herein. This Pre-Delivery Payment Promissory Note is one of the “PDP Notes,” and the obligations of PDP Borrower hereunder are “Obligations” secured by the “Collateral,” as each of such terms are defined in the Pre-Delivery Payment Agreement dated effective October 5, 2022 (the “PDP Agreement”) between PDP Lender, as lender, and PDP Borrower, as borrower. All capitalized terms used but not otherwise defined in this PDP Note are defined in the PDP Agreement.

PDP Borrower shall pay to Holder the entire unpaid Principal Amount, plus all accrued but unpaid interest thereon and any and all other amounts due hereunder on the earlier to occur of (i) the date that is ten (10) calendar days prior to the date that Vendor tenders delivery of Aircraft No. [___] to PDP Borrower pursuant to the terms of Purchase Agreement No. [___], and (ii) August [___], 2025 unless otherwise due and payable in full (by reason of acceleration or otherwise) pursuant to the terms of this PDP Note or the PDP Agreement (in any such case, the “Maturity Date”). Interest shall accrue on the unpaid Principal Amount of this PDP Note as provided below and shall be due and payable monthly, in arrears, on the first day of each month (the “Payment Dates”) until the Principal Amount of this PDP Note is paid in full. The final payment due and payable on the Maturity Date shall in any event be equal to the entire outstanding and unpaid Principal Amount of this PDP Note, together with all accrued and unpaid interest, charges and other amounts owing hereunder and under the PDP Agreement. Except as otherwise set forth herein or in the PDP Agreement, interest shall accrue on the outstanding Principal Amount of this PDP Note at the fixed rate of twelve and one-half percent (12.5%) per annum for the period from the date of this PDP Note up to and including the Maturity Date (the “Interest Rate”).

All interest hereunder shall be calculated on the basis of a 360 day year for the actual number of days elapsed during the calendar month and billed through the end of each month.

The entire unpaid principal balance of this PDP Note may be prepaid in whole or in part upon thirty days prior written notice to Holder, provided that any such prepayment shall be made together with the Prepayment Premium (as such term is defined in the PDP Agreement), all accrued interest and other amounts and charges owing hereunder or under the PDP Agreement, the Loan Agreement or under any documents, agreements or instruments related hereto or thereto, as the case may be.

Time is of the essence in the payment and performance of those Obligations which are evidenced by this PDP Note. In the event any amount due hereunder is not paid on the due date thereof, PDP Borrower shall pay overdue interest on any delinquent payment or other Obligation due (by reason of acceleration or otherwise) from the due date thereof through the date of payment thereof at a rate of interest equal to the lesser of (a) twenty percent (20%) per annum, or (b) the maximum rate of interest allowable under then applicable law.

Each payment hereunder shall be made in lawful money of the United States and shall be payable to such account or address as the Holder hereof shall from time to time direct PDP Borrower. Whenever any payment to be made under this PDP Note shall be stated to be due on a Saturday, Sunday or a public holiday, or the equivalent for banks generally under the laws of the State of New York, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest. All amounts received hereunder or in respect of this PDP Note shall be applied first, to accrued late charges and any other costs or expenses due and owing hereunder or under the terms of the PDP Agreement or with respect to any Obligations; second, to accrued interest; and third, to unpaid principal. It is the intention of Holder to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding anything to the contrary contained herein, in no event shall any provision contained herein require or permit interest in excess of the maximum amount permitted by Applicable Law to be paid by PDP Borrower. If necessary to give effect to these provisions, Holder will, at its option, in accordance with Applicable Law, either refund any amount to PDP Borrower to the extent that it was in excess of that allowed by applicable law or credit such excess amount against the then unpaid principal balance hereunder.

Failure to pay this PDP Note or any installment of interest hereunder on demand or otherwise promptly when due, or default or failure in the performance or due observance of any of the terms, conditions or obligations hereunder or under the PDP Agreement or in any other agreement or instrument between PDP Borrower (or any endorser, guarantor, surety or other party liable for PDP Borrower’s obligations hereunder, or any other entity controlling, controlled by, or under common control with PDP Borrower) and Holder, shall entitle Holder to accelerate the maturity of this PDP Note and to declare the entire unpaid principal balance and all accrued interest and other charges hereunder (including prepayment fees calculated as of the date of default) and under the PDP Agreement to be immediately due and payable, and to proceed at once to exercise each and every one of the remedies provided in the PDP Agreement, the other Loan Documents or otherwise available at law or in equity.

PDP Borrower and all other parties who may be liable (whether as endorsers, guarantors, sureties or otherwise) for payment of any sum or sums due or to become due under the terms of this PDP Note waive diligence, presentment, demand, protest, notice of dishonor and notice of any other kind whatsoever and agree to pay all costs incurred by Holder in enforcing its rights under this PDP Note or the PDP Agreement, including reasonable attorneys’ fees (including attorneys’ fees incurred in any appellate proceedings), and they do hereby consent to any number of renewals or extensions at any time in the payment of this PDP Note. No extension of time for payment of this PDP Note made by any agreement with any person now or hereafter liable for payment of this PDP Note shall operate to release, discharge, modify, change or affect the original liability of PDP Borrower under this PDP Note, either in whole or in part. No delay or failure by Holder hereof in exercising any right, power, privilege or remedy shall be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity. The Holder of this PDP Note may proceed against all or any of the Collateral securing this PDP Note or against any guarantor hereof, or may proceed contemporaneously or in the first instance against PDP Borrower, in such order and at such times following default hereunder as Holder may determine in its sole discretion.  All of PDP Borrower’s obligations under this PDP Note are absolute and unconditional, and shall not be subject to any offset or deduction whatsoever. PDP Borrower waives any right to assert, by way of counterclaim or affirmative defense in any action to enforce PDP Borrower’s obligations hereunder, any claim whatsoever against the Holder of this PDP Note. This PDP Note shall be binding upon PDP Borrower and its respective heirs, executors, administrators, representatives, successors, transferees and assigns and the benefits hereof shall extend to and include Holder and its successors, representatives, transferees and assigns.

ANY WAIVER OF ANY OF HOLDER’S RIGHTS OR REMEDIES SHALL BE EFFECTIVE ONLY IF SUCH WAIVER IS IN WRITING SIGNED BY HOLDER AND ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH IT IS GIVEN. NO FAILURE TO EXERCISE, OR DELAY IN EXERCISING, ANY RIGHT HEREUNDER SHALL OPERATE AS A WAIVER THEREOF; NOR SHALL ANY FAILURE TO EXERCISE, OR PARTIAL EXERCISE OR, ANY RIGHT HEREUNDER PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT. THIS PDP NOTE AND THE LEGAL RELATIONS OF PDP BORROWER AND HOLDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW (OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) . PDP BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. PDP BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PDP NOTE.

{The remainder of this page has been intentionally left blank. Signature page follows.}

IN WITNESS WHEREOF, PDP Borrower has caused this PDP Note to be executed by its duly authorized representative as of the date first above written.

PDP BORROWER:

VOLATO, INC.

By:

Name:

Title:

EXHIBIT C TO PRE-DELIVERY PAYMENT AGREEMENT

FORM OF REQUEST FOR ADVANCE

TO:	SAC LEASING V280, LLC

Reference is hereby made to that certain Pre-Delivery Payment Agreement dated as of October 5, 2022 (as it may be amended from time to time, the “PDP Agreement”), between Volato, Inc., a Georgia corporation (“PDP Borrower”) and SAC Leasing V280, LLC, a Delaware limited liability company (“PDP Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the PDP Agreement.

1.            The PDP Borrower hereby requests the making of a Pre-Delivery Payment in the amount of $______________________on ______________________, 202_ (the “Requested PDP Date”).

2.            In connection with such requested Pre-Delivery Payment, the PDP Borrower hereby represents and warrants to you as follows:

(a)           The Pre-Delivery Payment shall be used solely to pay the costs and expenses described on the invoice or invoices from Vendor attached hereto, which amounts have been incurred in connection with the sale, purchase and/or completion of Aircraft No. [___] and which is currently due and payable or as of the Requested PDP Date will be due and payable;

(b)           On and as of the Requested PDP Date the representations and warranties of the PDP Borrower contained in the PDP Agreement and in each of any other applicable documents, agreements and/or instruments executed and/or delivered in connection with the PDP Agreement are true and correct as though made on and as of such date (except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date);

(c)           On and as of the Requested PDP Date, no Default or Event of Default under or in connection with the PDP Agreement has occurred and is continuing, no Default or Event of Default under or in connection with the PDP Agreement will have occurred after giving effect to the making of the Pre-Delivery Payment requested hereby, and no Event of Default (as such term is defined in Purchase Agreement No. [___]) has occurred and is continuing; and

(d)           All of the applicable conditions precedent to the Pre-Delivery Payment under or in connection with the PDP Agreement have been satisfied.

(e)           Please wire transfer the proceeds of the Pre-Delivery Payment to the Vendor pursuant to the wire transfer instructions set forth on the attached invoice from Vendor.

{Signature Page to Follow}

The PDP Borrower has caused this Request for Advance to be executed and delivered by its duly authorized representative this __________day of _______, 202__.

PDP BORROWER:

VOLATO, INC.

By:

Name:

Title:

EXHIBIT D TO PRE-DELIVERY PAYMENT AGREEMENT

FORM OF LETTER OF CREDIT

JPMORGAN CHASE BANK, N.A.

GLOBAL TRADE OPERATIONS

10420 HIGHLAND MANOR DRIVE, FLOOR 04

TAMPA, FL 33610-9128

SWIFT: CHASUS33

DATE: _______________

IRREVOCABLE STANDBY LETTER OF CREDIT REFERENCE NO.: --------------------

TO:	SAC Leasing V280, LLC

C/O Shearwater Aero Capital LLP

8100 Roswell Road, Suite 101

Atlanta, Georgia 30350

ATTN: Christopher Miller

SIR/MADAM,

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR.

BENEFICIARY	: SAC Leasing V280, LLC C/O Shearwater Aero Capital LLP 8100 Roswell Road, Suite 101 Atlanta, Georgia 30350 ATTN: Christopher Miller

ACCOUNT PARTY	: Volato Incorporated 1954 Airport Road, Suite 124 Chamblee, GA 30341

DATE OF EXPIRY PLACE OF EXPIRY AMOUNT APPLICABLE RULE	: 12/31/2025 : AT OUR COUNTERS : [USD 250,000.00/1,750,000.00] : ISP LATEST VERSION

THE AVAILABLE AMOUNT OF THE CREDIT SHALL BE REDUCED BY THE AMOUNT(S) SET FORTH IN ANY CERTIFICATE PRESENTED TO US SIGNED BY AN OFFICER OF BENEFICIARY READING, WITH BLANK SPACES APPROPRIATELY COMPLETED, AS FOLLOWS:

“CREDIT REDUCTION CERTIFICATE. THE UNDERSIGNED IS THE ____________ [OFFICER TITLE] OF THE BENEFICIARY, SAC LEASING V280, LLC. THE BENEFICIARY HEREBY AUTHORIZES JPMORGAN CHASE BANK, N.A. (THE ‘ISSUER’) TO REDUCE THE REMAINING AVAILABLE AMOUNT OF IRREVOCABLE STANDBY LETTER OF CREDIT NO. _________BY THE AMOUNT OF USD ____________.

SIGNED BY _____________,

DATE _____________”.

THE AMOUNT OF THIS CREDIT IS AVAILABLE YOUR BY DRAFT(S) AT SIGHT DRAWN ON JPMORGAN CHASE BANK, N.A. (THE ‘ISSUER’). ANY DRAFT UNDER THIS CREDIT SHALL BE IN THE AMOUNT DRAWN AND SHALL BE MARKED ‘DRAWN UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. -----------------, AND BE ACCOMPANIED BY THE BENEFICIARY’S SIGNED AND DATED STATEMENT WITH BLANK SPACES COMPLETED AS APPROPRIATE, STATING:

“SAC Leasing V280, LLC (‘BENEFICIARY’) HEREBY DRAWS THE AMOUNT OF USD____________, WHICH AMOUNT DOES NOT EXCEED THE REMAINING AMOUNT AVAILABLE UNDER LETTER OF CREDIT NO. ____________.”

and one of the following:

(A)	“BENEFICIARY IS ENTITLED TO DRAW THE FOREGOING AMOUNT DUE TO A DEFAULT BY THE ACCOUNT PARTY, VOLATO INCORPORATED, UNDER THE PRE-DELIVERY PAYMENT AGREEMENT BETWEEN ACCOUNT PARTY AND BENEFICIARY DATED ____________, 2022.”

Or

(B)	“UNDER THE PRE-DELIVERY PAYMENT AGREEMENT BETWEEN ACCOUNT PARTY, VOLATO INCORPORATED, AND BENEFICIARY DATED ____________, 2022, ACCOUNT PARTY IS REQUIRED TO MAINTAIN THIS CREDIT IN PLACE UNTIL ____________), AND THIS CREDIT WILL EXPIRE WITHIN 30 DAYS OF THE DATE OF THIS DRAWING AND ACCOUNT PARTY HAS NOT CAUSED THE CREDIT TO BE EXTENDED OR REPLACED, AND BENEFICIARY IS ENTITLED UNDER THE PRE-DELIVERY PAYMENT AGREEMENT TO DRAW THE REMAINING AVAILABLE AMOUNT OF THIS CREDIT.”

Or

(C)	“ACCOUNT PARTY, VOLATO INCORPORATED, HAS BECOME BANKRUPT, AND/OR A PAYMENT PREVIOUSLY MADE BY ACCOUNT PARTY TO BENEFICIARY HAS OR MAY BECOME SUBJECT TO A BANKRUPTCY PREFERENCE CLAIM, AND UNDER THE PRE-DELIVERY PAYMENT AGREEMENT BETWEEN ACCOUNT PARTY AND BENEFICIARY DATED ____________, 2022, BENEFICIARY IS ENTITLED TO DRAW THE FOREGOING AMOUNT”

WE ENGAGE WITH YOU THAT DOCUMENTS DRAWN AND PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED AT OUR COUNTERS AT 10420 HIGHLAND MANOR DRIVE, 4TH FLOOR, TAMPA, FLORIDA 33610 ATTN: STANDBY LETTER OF CREDIT UNIT ON OR BEFORE THE EXPIRATION DATE. ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY’S ACCOUNT PER THEIR INSTRUCTIONS. ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH

IF A DEMAND FOR PAYMENT IS MADE BY YOU HEREUNDER AT OR PRIOR TO 10:00 A.M., TAMPA TIME, ON ANY BUSINESS DAY, AND PROVIDED THAT SUCH DEMAND FOR PAYMENT CONFORMS TO THE TERMS AND CONDITIONS HEREOF, PAYMENT SHALL BE MADE BY US TO YOU IN IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT DESIGNATED BELOW OR SUCH OTHER ACCOUNT OF BENEFICIARY AT A NATIONAL BANK IN THE UNITED STATES OF AMERICA THAT YOU MAY DESIGNATE IN THE DEMAND FOR PAYMENT BY THE THIRD BUSINESS DAY AFTER DEMAND IS RECEIVED. IF A DEMAND FOR PAYMENT IS MADE BY YOU HEREUNDER AFTER 10:00 A.M., TAMPA TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DEMAND FOR PAYMENT CONFORMS TO THE TERMS AND CONDITIONS HEREOF, SUCH PAYMENT SHALL BE MADE BY US TO YOU IN IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT DESIGNATED BELOW OR SUCH OTHER ACCOUNT OF BENEFICIARY AT A NATIONAL BANK IN THE UNITED STATES OF AMERICA THAT YOU MAY DESIGNATE IN THE DEMAND FOR PAYMENT BY THE FOURTH BUSINESS DAY AFTER DEMAND IS RECEIVED. PAYMENT UNDER THIS LETTER OF CREDIT SHALL BE MADE BY WIRE TRANSFER TO YOUR ACCOUNT DESCRIBED BELOW OR YOUR SUCH OTHER ACCOUNT AS YOU MAY DESIGNATE IN WRITING.

Financial Institution:	JPMorgan Chase Bank, NA
Address	270 Park Ave., New York, NY 10017
Wire Transfer Routing Number:	021000021
SWIFT Code	CHASUS33
Account Name:	SAC Leasing V280, LLC
Account Number to Credit:	88559071
Reference:	Volato Incorporated Pre-Delivery Payment Agreement
Attention:	Christopher Miller

ALL BANK CHARGES AND COMMISSIONS INCURRED IN CONNECTION WITH THE ISSUANCE, ADMINISTRATION, ADVISEMENT, CONFIRMATION, NEGOTIATION OR ANY OTHER FEES ASSOCIATED WITH THIS LETTER OF CREDIT (INCLUDING ANY DRAWINGS HEREUNDER) SHALL BE FOR THE ACCOUNT OF THE ACCOUNT PARTY.

THIS LETTER OF CREDIT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE “ISP98”), AND IN THE EVENT OF ANY CONFLICT ISP98 WILL CONTROL, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. ANY DISPUTES ARISING FROM OR IN CONNECTION WITH THIS STANDBY LETTER OF CREDIT SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN.

ALL INQUIRIES REGARDING THIS TRANSACTION MAY BE DIRECTED TO OUR CLIENT SERVICE GROUP AT THE FOLLOWING

TELEPHONE NUMBER OR EMAIL ADDRESS QUOTING OUR REFERENCE _______________.

TELEPHONE NUMBER: 1-800-634-1969

EMAIL ADDRESS: ____________________

YOURS FAITHFULLY,

JPMORGAN CHASE BANK, N.A.,

_____________________

AUTHORIZED SIGNATURE

(NAME)

(TITLE)

*********************************

WE hereby agree with the format/language of the above drafted Letter of Credit, and we request JPMorgan Chase Bank, N.A. to issue the Letter of Credit as above drafted.

VOLATO, INC.

By: _______________________________________________

Name and Title: Keith Rabin, CFO______________________________         Date: __________________

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